Exhibit 99.1
                                                                    ------------

               List of transactions in the Company's Common Stock
               --------------------------------------------------


                                                            Approximate Price
Trade Date              Buy/Sale               Quantity         per Share
----------              --------               --------     -----------------
  8/21/06                    Buy                2,300               $6.75
  8/21/06                    Buy                1,100               $6.73
  8/21/06                    Buy                3,800               $6.75
  8/21/06                    Buy                1,900               $6.73
  8/21/06                    Buy                1,300               $6.75
  8/21/06                    Buy                  600               $6.73
  8/21/06                    Buy                7,600               $6.75
  8/21/06                    Buy                3,800               $6.73
  8/21/06                    Buy                2,800               $6.75
  8/21/06                    Buy                1,400               $6.73
  8/21/06                    Buy                1,700               $6.75
  8/21/06                    Buy                  900               $6.73
  8/21/06                    Buy               28,200               $6.75
  8/21/06                    Buy               14,100               $6.73
  8/21/06                    Buy                2,300               $6.75
  8/21/06                    Buy                1,200               $6.73


All listed transactions were effected by the Funds.